EXHIBIT 4.5

                         AMENDMENT TO RIGHTS AGREEMENT



                 AMENDMENT, dated as of July 22, 1996 (the "Amendment"), to the Amended and Restated Rights Agreements dated as of September 28, 1993 (the "Rights Agreement") between GLOBAL NATURAL RESOURCES INC., a New Jersey corporation (the "Company"), and REGISTRAR AND TRANSFER COMPANY (the "Rights Agent").

                 WHEREAS, Seagull Energy Corporation, GNR Merger Corporation, a subsidiary of Seagull Energy Corporation ("Sub"), and the Company intend to enter into an Agreement and Plan of Merger pursuant to which the Sub will merge with and into the Company; and

                 WHEREAS, pursuant to and in compliance with Section 28 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this Agreement to reflect the foregoing;

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto hereby agree as follows:

                 1. Section 1(a) of the Rights Agreement is hereby amended to add the following at the end of the existing language thereof:

                 "Anything in this Agreement to the contrary notwithstanding, "Acquiring Person" shall not include Seagull Energy Corporation, a Texas corporation
                 ("Parent"), GNR Merger Corporation, a New Jersey corporation and a wholly-owned

EXHIBIT 4.5

                 subsidiary of Parent ("Sub"), or any Affiliates or Associates of Parent or Sub, by virtue of (x) the announcement, approval, execution or delivery of the Agreement and Plan of Merger among Parent, Sub and the Company, dated as of July 22, 1996 and any amendments thereto in accordance with its terms (the "Merger Agreement"), pursuant to which, among other things, the Sub shall merge with and into the Company (the "Merger") or (y) the consummation of the Merger and the transactions contemplated by the Merger Agreement."

                 2. Section 3(d) of the Rights Agreement is hereby amended by inserting after "September 28, 1993" in line 5 of the legend set forth therein the phrase "as amended as of July 22, 1996."

                 3. Section 13 of the Rights Agreement is hereby amended to add the following paragraph at the end thereof:

                 "Notwithstanding any other provision of this Agreement, neither of the following events shall constitute an occurrence of the events referred to in Section 13(a), (b) or (c) hereof:
                 (A) the announcement, approval, execution or delivery of the Merger Agreement or the Voting Agreement (as defined in the Merger Agreement) or (B) the consummation of the Merger."

                 4.       The Rights Agreement is hereby amended to add a new
Section 35 which shall read in its entirety as follows:





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EXHIBIT 4.5

                 "Anything in this Agreement to the contrary notwithstanding, the announcement, approval, execution or delivery of the Merger Agreement or the Voting Agreement (as defined in the Merger Agreement), the acquisition of beneficial ownership of the Common Stock of the Company pursuant to the Merger and the consummation of the transactions contemplated by the Merger Agreement shall not cause Parent, Sub or any Affiliates or Associates of Parent or Sub to be deemed an Acquiring Person or to give rise to a Distribution Date, any event referred to in
                 Section 11 hereof, any of the events referred to in Section 13(a), (b) or (c) hereof or a Shares Acquisition Date."

                 5. The Form of Right Certificate attached to the Rights Agreement as Exhibit A is hereby amended by inserting after "September 28, 1993" in line 4 thereof the phrase "as amended as of July 22, 1996."

                 6. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws.

                 7. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 8. Expect as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights


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
EXHIBIT 4.5

Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered and to become effective, all as of the day and year first above written.


ATTEST:                                    GLOBAL NATURAL RESOURCES INC.



By:  /s/  E. Lynn Hill                     By:  /s/  Robert F. Vagt
   -------------------------------            ----------------------------------
   Name:  E. Lynn Hill                        Name:  Robert F. Vagt
   Title: Secretary                           Title: Chairman, President and
                                                       Chief Executive Officer



ATTEST:                                    REGISTRAR AND TRANSFER COMPANY



By:                                        By:  /s/  William P. Tatler
   ------------------------------             ----------------------------------
   Name:                                      Name:  William P. Tatler
   Title:                                     Title: Vice President





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